UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
Idenix Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49839 (Commission File Number)	45-0478605 (IRS Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 995-9800
Not applicable
(Former Name or Former addresss, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
     On June 22, 2006, Idenix Pharmaceuticals, Inc., or Idenix, entered into a Commercial Manufacturing Agreement (the “Manufacturing Agreement”) with Novartis Pharma AG, or Novartis, and a Packaging Agreement (the Packaging Agreement”) with Novartis Pharmaceuticals Corporation.
     In May 2003, Idenix and Novartis entered into a collaboration relating to the worldwide development and commercialization of Idenix product candidates. Simultaneously, Novartis acquired a majority of Idenix’s outstanding common stock. Currently, Novartis owns approximately 56% of Idenix’s common stock. Each of Novartis and Novartis Pharmaceuticals Corporation is an affiliate of Idenix.
     In addition to the grant to Novartis of a license to Idenix’s hepatitis B product candidates, telbivudine and valtorcitabine, the collaboration arrangements included a Master Manufacturing and Supply Agreement dated as of May 8, 2003 (the “Master Agreement”), pursuant to which Novartis was appointed to finish and package licensed products for commercial sale. Additionally, pursuant to the Master Agreement, Novartis was afforded the opportunity to manufacture the active pharmaceutical ingredient for the commercial supply of telbivudine and valtorcitabine if certain conditions and criteria were satisfied. A copy of the Master Agreement has been previously filed with the Securities and Exchange Commission.
     Under the Manufacturing Agreement, Novartis Pharma AG will manufacture the commercial supply of telbivudine that is intended for sale in the United States. A new drug application seeking approval to market telbivudine in the United States as an oral, once-a-day treatment for chronic hepatitis B is currently pending with the United States Food and Drug Administration. If the Master Agreement is either terminated in its entirety or specifically with respect to telbivudine in the United States, the Manufacturing Agreement will terminate.
     The Packaging Agreement provides that the supply of telbivudine intended for commercial sale in the United States will be packaged by Novartis Pharmaceuticals Corporation. Either party has the right to terminate the Packaging Agreement with or without cause anytime after June 22, 2009 with twelve months prior written notice. In addition, either party has the right to terminate the Packaging Agreement if a material breach remains uncured at the end of a 30-day notice period.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.
June 28, 2006	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration